[Delta Financial Corporation LOGO]






April 18, 2003


Delta Financial Corporation
1000 Woodbury Road
Woodbury, New York 11797





Dear Stockholder:

   We cordially invite you to attend Delta Financial Corporation's Annual Meeting of Stockholders. The meeting will be held on Tuesday, May 13, 2003, at 9:00 a.m., at the Huntington Hilton, at 598 Broad Hollow Road, Melville, New York 11747.

   As set forth in the attached Proxy Statement, the meeting will be held to consider the election of directors and the ratification of the appointment of independent auditors for 2003. Please take the time to carefully read each of the proposals stockholders are being asked to consider and vote on.

   Your vote is important. Whether or not you attend the meeting in person, I urge you to promptly vote your proxy via the Internet, by telephone or by mail using the enclosed postage paid reply envelope. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

   We appreciate your support and look forward to seeing you at the meeting.

                                 Sincerely yours,


                                 /s/ Hugh Miller

                                 Hugh Miller
                                 President & Chief Executive Officer

                          DELTA FINANCIAL CORPORATION
                               1000 Woodbury Road
                            Woodbury, New York 11797
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 2003
                                ----------------



To the Stockholders of Delta Financial Corporation:

   The Annual Meeting of Stockholders of Delta Financial Corporation (the "Company") will be held on Tuesday, May 13, 2003, at nine o'clock in the morning, local time, at the Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747, for the following purposes:

      1. To elect two Class I Directors for a term of three years and until their successors shall have been elected and qualified ("Proposal No. 1");

      2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2003 ("Proposal No. 2"); and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   All of these proposals are more fully described in the Proxy Statement which follows. Stockholders of record at the close of business on April 2, 2003 will be entitled to vote at the meeting and any adjournments thereof.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

                                 By Order of the Board of Directors,


                                 /s/ Marc E. Miller

                                 Marc E. Miller
                                 Secretary

Woodbury, New York
April 18, 2003

                          DELTA FINANCIAL CORPORATION
                               1000 Woodbury Road
                            Woodbury, New York 11797
                                ----------------

                                PROXY STATEMENT
                    For 2003 Annual Meeting Of Stockholders
                      To Be Held on Tuesday, May 13, 2003
                                ----------------





The Board of Directors is soliciting proxies to be voted at the Annual Meeting of Stockholders on May 13, 2003, at 9:00 a.m., and at any adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The Company anticipates that the Notice, this Proxy Statement and the form of proxy enclosed will first be sent to its Stockholders on or about April 18, 2003.

--------------------------------------------------------------------------------

Who Can Vote?

Only holders of the Company's common stock, par value $.01 per share (the "Common Stock") of record at the close of business on April 2, 2003 will be entitled to vote at the meeting. As of April 2, 2003, the Company had 16,187,289 shares of Common Stock outstanding, the only class of voting securities of the Company outstanding. Each stockholder is entitled to one vote for each share of Common Stock held.

What Are You Voting On?

You are voting on:

   o The election of two directors, each for a term of three years (Richard Blass and Arnold B. Pollard); and

   o The ratification of the appointment of KPMG LLP as independent auditors for 2003.

How Many Votes Must Be Present To Hold A Meeting?

A majority of the votes that can be cast, or 8,093,645 votes, which is known as a quorum. Under Delaware law, abstentions and broker non-votes are counted for purposes of establishing a quorum, but otherwise do not count.

If a quorum exists at the Annual Meeting, each action proposed will be approved if the number of votes cast in favor of the proposed action exceeds the number of votes cast against it.

How Do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. To vote by proxy, you must either:

   o Fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;

   o Vote by telephone (instructions are on the proxy card); or

   o Vote by the Internet (instructions are on the proxy card).

If you want to vote in person at the Annual Meeting, and you hold your Delta Financial Stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

How Can I Revoke Or Change My Vote?

You may revoke your proxy at any time before it is voted at the Annual Meeting by (1) sending a written notice of revocation to Delta Financial's Secretary, or (2) by attending the Annual Meeting and voting in person.

What If I Don't Vote For Some Of The Matters Listed On My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card and for KPMG LLP as the Company's auditors in 2003.

What If I Vote "Abstain"?

A vote to "abstain" on any matter will have the effect of a vote against.

Can My Votes Be Voted If I Don't Return My Proxy Card And Don't Attend The Annual Meeting?

If you don't vote your shares owned in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don't give your broker instructions on how to vote your shares, the votes will be broker non-votes, which will have no effect on the vote for any matter scheduled to be considered at the Annual Meeting.

If you don't vote your shares held in your name, your shares will not be voted.

The enclosed proxy also serves as the voting instruction card for the trustees who hold shares of record for participants in the Delta Funding Corp. 401(k) Profit-Sharing Plan. Shares for which no instructions are received by the trustees will be voted in the same proportion as the shares for which the trustees receive instructions.

Could Other Matters Be Decided At The Annual Meeting?

We don't know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

What Happens If The Meeting Is Postponed Or Adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need A Ticket To Attend The Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of Delta Financial stock to enter the meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you don't bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Delta Financial stockholder.

                                     * * *

An Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, accompanies this Proxy Statement. Additional copies of the Annual Report are available upon request.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


   The following table provides information at April 2, 2003, with respect to
(1) any person known to the Company to be the beneficial owner of five percent or more of the Common Stock, (2) all Directors (both continuing and nominees) of the Company, (iii) each of the five most highly compensated executive officers of the Company, and (iv) all Directors and executive officers as a group. Unless otherwise indicated, the beneficial ownership disclosed consists of sole voting and investment power.


                                                 Amount and Nature of    Percent
Name and Address of Beneficial Owner(1)          Beneficial Ownership   of Class
---------------------------------------          --------------------   --------
Hugh Miller (2) .............................          9,528,491          58.1%
Sidney A. Miller ............................            328,555           2.0%
Richard Blass (3) ...........................            219,488           1.3%
Martin D. Payson (4) ........................             62,500           0.4%
Arnold B. Pollard (5) .......................             12,500           0.1%
Margaret A. Williams (6) ....................             22,500           0.1%
Randall F. Michaels .........................             28,959           0.2%
Lee Miller (7) ..............................          7,770,488          47.4%
Marc E. Miller (8) ..........................          7,779,302          47.4%
William J. Horan (9) ........................          7,538,951          46.0%
All Directors and executive officers as a
  group (11 persons) (10)....................         10,687,631          65.1%

---------------

 (1) Unless otherwise indicated, the address of each beneficial owner is c/o Delta Financial Corporation, 1000 Woodbury Road, Woodbury, NY 11797.
 (2) Includes (1) 7,535,701 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Hugh Miller is a trustee and has shared voting and investment power; (2) 12,676 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor's Act; and (3) 150,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
 (3) Includes 200,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
 (4) Includes 12,500 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Mr. Payson's address is 750 Lexington Avenue, New York, NY 10022.
 (5) Includes 12,500 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
 (6) Includes 22,500 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Ms. Williams address is c/o Office of William J. Clinton, 55 West 125th Street, New York, NY 10027.
 (7) Includes (1) 7,535,701 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Lee Miller is a trustee and has shared voting and investment power; and (2) 40,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
 (8) Includes (1) 7,535,701 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Marc E. Miller is a trustee and has shared voting and investment power; (2) 8,814 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor's Act; and (3) 40,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
 (9) Includes (1) 7,535,701 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Horan is a trustee and has shared voting and investment power; and (2) 3,250 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.
(10) Includes 502,750 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

   The Company's Board of Directors currently consists of six members divided into three classes serving staggered terms, with the term of one class of Directors to expire each year. At the Annual Meeting, the stockholders will elect two Class I Directors, each for a term of three years, expiring in 2006 and until their successors shall have been elected and qualified. The term of the Class II Directors expires in 2004, and the term of the Class III Directors expires in 2005, at which times Directors of such classes will be elected for three-year terms.

   The nominees are presently serving as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted "FOR" the election as Directors of Richard Blass and Arnold B. Pollard. If any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his or her stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

   Biographical information follows for each person nominated and each person whose term of office will continue after the Annual Meeting. Delta Financial was incorporated in August 1996 to acquire all of the outstanding capital stock of Delta Funding Corporation, a New York corporation. References to the Company in the following biographies, and in the biographies of executive officers below, may include references to Delta Funding Corporation prior to the Company's incorporation.

Nominees

  Class I Directors

   Richard Blass is an Executive Vice President of the Company and has been the Chief Financial Officer and Treasurer since 1997, and a Director since 1996. He has served in various capacities since joining the Company in 1992. Prior thereto, Mr. Blass was a money market and derivatives trader at Citicorp Securities Markets Inc.

   Arnold B. Pollard, Ph.D. became a Director of the Company in 1996. Dr. Pollard has been the President of Decision Associates, a management consulting firm specializing in organizational strategy and structure, for over 25 years. Dr. Pollard served as Chief Executive Officer of Chief Executive Group, which publishes Chief Executive magazine from 1993 to 2002. Dr. Pollard was also a founding member of the Strategic Decision Analysis Group of SRI. Dr. Pollard also serves on the Board of Directors of Firebrand Financial Corporation, Sonic Foundry, the International Management Education Foundation, and The Committee for Economic Development, and is on the advisory board of People Trends, Inc.

Continuing Directors

  Class II Directors

   Sidney A. Miller founded the Company and has been Chairman of the Board of Directors of the Company since its inception. He was President and Chief Executive Officer from 1982 to 1991 and has been involved in the mortgage banking industry since 1974. He is also a chartered life insurance underwriter. Mr. Miller is a Board Member of the Interfaith Nutrition Network for the Homeless, Finance Chairman of the Board of Trustees for Hunter College Foundation, an Executive Board Member of the Boy Scouts of America, a Member of Business Executives for National Security and an Associate Trustee of North Shore University Hospital.

   Martin D. Payson became a Director of the Company in 1996. Mr. Payson is an investor and business advisor, having formerly served as Vice Chairman of Time Warner, Inc. from 1990 to 1992, and prior to the merger of Time Inc. and Warner Communications, Inc., Mr. Payson held the position of Office of the President and General Counsel of Warner Communications, Inc., of which he also was a Director for 14 years. From 1997 to 2000, he was Chairman of Latin Communications Group Inc. Mr. Payson serves on the Board of Directors of Panavision Inc. and Information Holdings, Inc.

  Class III Directors

   Hugh Miller has been the President and Chief Executive Officer of the Company since 1991, and a Director since inception. He has been associated with the Company in various capacities since 1985 and has been primarily responsible for the day-to-day operations of the Company since 1985. Mr. Miller is a board member and serves on the executive committee of the National Home Equity Mortgage Association.

   Margaret A. Williams became a Director of the Company in April 2000. Ms. Williams has been the Chief of Staff for the Office of William J. Clinton since 2001. Prior thereto, Ms. Williams served as the President of Fenton Communications, a public relations firm, from 2000 to 2001 and as a communications consultant from 1997 to 2000. Ms. Williams served as one of seventeen assistants to then President of the United States of America William Jefferson Clinton and as Chief of Staff to then First Lady Hillary Rodham Clinton from 1993 to 1997. Ms. Williams was the Director of Communications for the Children's Defense Fund, a national non-profit organization, from 1985-1990 and the Deputy Director of Media Relations for the Center on Budget and Policy from 1983-1985.

Board and Committee Meetings

   The Company has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee, currently comprised of Messrs. Sidney A. Miller, Hugh Miller and Richard Blass, is authorized and empowered, to the extent permitted by Delaware law, to exercise all functions of the Board of Directors in the interval between meetings of the Board of Directors. The Compensation Committee, currently comprised of Messrs. Pollard and Payson, reviews and approves the compensation of executive officers and key employees and administers the Company's stock option plan. The Audit Committee, currently comprised of Messrs. Payson and Pollard, engages the Company's independent auditors, reviews with such independent auditors the plan for and result of their auditing engagement and the independence of such auditors, among other things. A more complete listing of the Audit Committee's responsibilities can be found in the Audit Committee Charter, attached as Appendix A to this Proxy Statement.

   During the year ended December 31, 2002, there were 5 meetings of the Board of Directors, 4 unanimous written consents in lieu of a meeting of the Board of Directors, 4 meetings of the Audit Committee, 2 meetings of the Compensation Committee and no meetings of the Executive Committee. Each Director attended not less than 75% of the meetings of the Board and not less than 75% of the meetings held by all committees on which he or she served.

Compensation of Directors

   In 2002, each Director who was not an officer or employee of the Company was paid an annual fee of $20,000 in addition to a fee of $1,000, plus expenses, for each Board of Directors meeting attended. Each committee member, who was not an officer or employee of the Company, was paid a fee of $1,000, plus expenses, for each committee meeting attended. Committee fees are paid only for meetings held on days when no Board of Directors meeting is held. In 2003, we increased the independent Directors' annual compensation to $25,000 annual fee and their per meeting fee to $2,000. Each non-employee Director also received, upon his or her appointment to the Board, a grant of 10,000 options, one-quarter of which vested immediately upon election with an additional one quarter vesting each year thereafter. (In May 2002, Messrs. Payson and Pollard surrendered the 10,000 stock options they were granted in 1996). In August 2001, each non-employee Director received a grant of 25,000 options, one-quarter of which vested immediately with an additional one quarter vesting each year thereafter.

   THE BOARD OF DIRECTORS HAS NOMINATED RICHARD BLASS AND ARNOLD B. POLLARD AS CLASS I DIRECTORS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT RICHARD BLASS AND ARNOLD B. POLLARD.

                                   MANAGEMENT

  Directors and Executive Officers

   The Directors and Executive Officers of the Company as of December 31, 2002 are as follows:

                                                    Director
Name                                          Age     Since    Position Held with the Company
----                                          ---   --------   ------------------------------
Sidney A. Miller ...........................   68     1996     Chairman of the Board of Directors
Hugh Miller ................................   39     1996     President, Chief Executive Officer and Director
Richard Blass ..............................   39     1996     Executive Vice President, Chief
                                                                         Financial Officer, Treasurer and Director
Martin D. Payson ...........................   67     1996     Director
Arnold B. Pollard ..........................   60     1996     Director
Margaret Williams ..........................   49     2000     Director
Randall F. Michaels ........................   43     --       Executive Vice President
Lee Miller .................................   33     --       Senior Vice President
Marc E Miller ..............................   36     --       Senior Vice President, General Counsel and Secretary
Franklin E. Pellegrin, Jr ..................   52     --       Senior Vice President

   Biographical information follows for the Executive Officers named in the above chart who are not Directors of the Company.

   Randall F. Michaels is an Executive Vice President of the Company in charge of Sales and Marketing. Mr. Michaels re-joined the Company in September 2001 as the National Sales Manager, the position he previously held from 1995 (when he joined the Company) until June 2001, when Mr. Michaels left Delta. Mr. Michaels is primarily responsible for supervising all aspects of sales and marketing for the Company. Prior to joining Delta, Mr. Michaels was Regional Sales Manager of Quality Mortgage/Express Funding Inc., a mortgage finance company, for two years and, before that, Regional Sales Manager for American Funding Group, a mortgage finance company, for six years.

   Lee Miller, CFA, has been a Senior Vice President of the Company since 1998, and is primarily responsible for Risk Management. Mr. Miller joined the Company in 1994 as an Assistant Vice President, and his responsibilities have included analyzing securitization structures, product development pricing and secondary marketing. Prior to joining the Company, Mr. Miller worked at J.P. Morgan Institutional Management trading money market securities and analyzing relative value.

   Marc E. Miller has been a Senior Vice President and General Counsel of the Company since 1998. Mr. Miller joined the Company in 1993 as an Assistant Vice President, primarily overseeing aspects of default management and handling certain in-house legal responsibilities. Prior to joining the Company, from 1991 to 1993, Mr. Miller was an Associate at the law firm of Winick & Rich, P.C., where he specialized in commercial litigation.

   Franklin E. Pellegrin, Jr. re-joined the Company as a Senior Vice President of Corporate Services in December 2001. Prior thereto, Mr. Pellegrin was in charge of the Company's Servicing Operations from 1996 until May 2001, when the Company transferred its servicing portfolio to Ocwen Financial Corporation and Mr. Pellegrin's employment with the Company was terminated. Prior to joining Delta, Mr. Pellegrin served as Senior Vice President in charge of servicing and data processing of Mid-Coast Mortgage Company for sixteen years.

Family Relationships

   Hugh Miller, Marc E. Miller and Lee Miller are Sidney A. Miller's sons. No other family relationship exists among any of the Directors or executive officers of the Company as of December 31, 2002. No arrangement or understanding exists between any Director or executive officer or any other person pursuant to which any

Director or executive officer was selected as a Director or executive officer of the Company. Subject to rights under applicable employment agreements, each executive officer serves at the pleasure of the Board of Directors.
                             EXECUTIVE COMPENSATION

   The following report submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee") provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.

Compensation Committee Report on Executive Compensation

   The Company's Compensation Committee is responsible for setting the compensation paid to the Chief Executive Officer and for final approval of the compensation paid to other executive officers of the Company, approving or disapproving the recommendations of the Chief Executive Officer as to such compensation. Several of the executive officers, including the Chief Executive Officer, are compensated pursuant to the terms of written employment agreements approved by the Compensation Committee. (See "-- Employment Agreements").

   Philosophy. The Compensation Committee bases its executive compensation policy on the same principles that guide the Company in establishing all its compensation packages. The Company designs packages to attract, retain, and motivate talented individuals at all levels of the organization while balancing its overall cost structure and the interests of its stakeholders. Among other things:

   o We base compensation on the level of job responsibility, individual performance, and Company performance;

   o We reflect in our compensation the value of the job in the marketplace. To attract and retain a highly skilled workforce, the Company must remain competitive with the pay of other employers who compete with us for talent; and

   o To assure our employees' interests are aligned with those of our stockholders, we provide employees at various levels of the organization with stock options.

   We consider various measures of the Company's performance, including overall loan production, profitability, cash flow/liquidity and total shareholder return. These data assist us in exercising judgment in establishing total compensation ranges. We do not assign these performance measures relative weights (with the exception of our EVP of Sales and Marketing, who is compensated primarily in commissions based upon loan production); but rather make a subjective determination after considering all such measures collectively.

Components of Executive Compensation

   Executives are provided with a combination of one or more of the following types of compensation: salary and annual bonus.

   Salary. All executive officers are provided with a base annual salary that is typically reviewed on an annual basis by the Chief Executive Officer and the Compensation Committee. Salary and increases are determined partially by comparison to salaries for similar positions at comparable companies, the executive's annual performance review, the value of the contributions made by the executive and the executive's and the Company's performance in relation to goals established at the beginning of the period. In addition to considering the above factors when approving compensation increases, the Compensation Committee also considers the overall financial health of the Company. The Compensation Committee does not apply formulas; instead it exercises its judgment and discretion.

   Annual Bonus. The Company also attempts to motivate its executives by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of the executive's total compensation. The bonus amount depends upon the Compensation Committee's evaluation of such executive's work performance and contribution to the Company's success. As with base salaries, the Compensation Committee does not apply formulas (with the one exception noted above); instead it exercises its judgment and discretion.

   The Compensation Committee believes that a meaningful base salary and bonus are necessary to retain and attract qualified executive personnel. The Compensation Committee met twice in 2002.

   Stock Option Plan. As of December 31, 2002, the Company has granted options to purchase an aggregate of 2,500,050 shares of Common Stock to eligible recipients under the 1996 Stock Option Plan of Delta Financial Corporation (the "1996 Plan") or the Delta Financial Corporation 2001 Stock Option Plan (the "2001 Plan", together with the 1996 Plan, the "Stock Option Plans"). A total of 2,200,000 and 1,500,000 shares of Common Stock are reserved for issuance under the 1996 Plan and the 2001 Plan, respectively.

   The purpose of the Stock Option Plans is to encourage the Company's employees and Directors to acquire a larger proprietary interest in the Company and to provide incentives to maximize the long-term growth of the Company. The Company believes the opportunity to acquire such a proprietary interest will aid the Company in securing and retaining qualified employees.

   The Compensation Committee believes that equity ownership by management helps align management and stockholder interests and enhances stockholder value. The Compensation Committee believes that, based on the Company's performance, granting additional equity interest to management is warranted to reward them for past performance and encourage their future efforts.

   In 2002, stock options were granted to various employees, including management, at exercise prices either at or above market price on the date of the grant. The Compensation Committee will continue to review option-based compensation from time to time and reward management with compensation reflecting the Company's, and management's, performance.

   Deductibility Cap on Executive Compensation. Under federal U.S. income tax law -- Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") -- the Company cannot take a tax deduction for certain compensation paid in excess of $1 million to the Chief Executive Officer and other executive officers listed in the Summary Compensation Table below. For the 2002 taxable year, Delta did not exceed, and therefore was not affected by, this limitation.

Chief Executive Officer Compensation

   For 2002, Mr. Miller earned $844,346 in salary and bonus, as shown on the Summary Compensation Table below. The Compensation Committee considered this level of payment to be fair and appropriate in view of Mr. Miller's effectiveness in leading the Company back to consistent profitability and positive cash flow throughout 2002. Mr. Miller also received a grant of 250,000 options in February 2002 in connection with his executing a new employment agreement with the Company. The term (7 years) and the vesting schedule (20% per year beginning on the first anniversary date of the grant) of the options were consistent with grants made to various other employees during the year. The exercise prices for the options (50,000 shares at each of $1.00, $1.50, $2.00, $2.50 and $3.00) were all higher than the fair market value at the time of grant. This was the only instance during 2002 in which the exercise price for an option grant was not the then current fair market value.

                                        COMPENSATION COMMITTEE

                                        Arnold B. Pollard, Chairman
                                        Martin D. Payson

                           SUMMARY COMPENSATION TABLE

   The following table summarizes the compensation for the past three years of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers:

                                                                                          Long-Term
                                                                                         Compensation
                                           Annual Compensation                              Awards
                              ----------------------------------------------      --------------------------
                                                                Other Annual      No. of Stock    Restricted      All Other
Name and Principal Position   Year        Salary        Bonus   Compensation        Options          Stock     Compensation (1)
---------------------------   ----        ------        -----   ------------        -------          -----     ----------------
Hugh Miller ...............   2002      $344,346     $500,000           --          250,000             --         $2,066
   Chief Executive Officer    2001       315,000       50,203           --          250,000             --          2,033
                              2000       335,866          203           --               --             --          5,016

Richard Blass (2)..........   2002       291,923      202,137           --          100,000             --          2,051
   Chief Financial Officer    2001       250,000          203     $300,000          250,000             --          4,375
                              2000       215,914          203      300,000               --             --          5,016

Randall F. Michaels (3)....   2002       200,000      221,417           --               --             --          3,531
   Executive Vice President   2001       120,481      107,247           --          100,000(4)          --          3,263
                              2000       167,933      198,056           --               --             --          5,040

Lee Miller.................   2002       250,000      100,000           --               --             --          3,576
   Senior Vice President      2001       250,000       25,203           --          100,000             --          3,503
                              2000       215,914          203           --               --             --          3,365

Marc E. Miller.............   2002       250,000       50,000           --               --             --          3,562
   Senior Vice President      2001       250,000       25,203           --          100,000             --          3,463
                              2000       227,141          203           --               --             --          3,348

--------

(1) Consists of matching contributions by the Company to the officers' respective accounts pursuant to the Delta Funding Corporation 401(k) Profit-Sharing Plan and value of group term insurance over $50,000 reported as taxable income.

(2) Mr. Blass' prior employment agreement, dated July 1, 1999, provided for a sign up bonus of $400,0000 and minimum annual bonuses of $300,000 for each fiscal year ending December 31, 1999 and 2000.

(3) Mr. Michaels' bonus primarily consists of commissions paid to Mr. Michaels throughout the year based upon the Company's loan production for such year. Mr. Michaels terminated his employment with the Company in June 2001 and he later re-joined the Company in September 2001.

(4) Mr. Michaels was granted 100,000 options in May 2001, which expired when he terminated his employment in June 2001. Upon re-joining the Company in September 2001, Mr. Michaels received a new grant of 100,000 options.

                        OPTION GRANTS IN LAST FISCAL YEAR

   The following table shows all grants of options in 2002 to the executive officers of the Company named in the Summary Compensation Table. The options were granted under the Company's 1996 and 2001 Plans. Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), the table also shows the value of the options granted at the end of the option terms (seven years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                         Individual Grants
                                  --------------------------------
                                                       Percent of
                                                         Total                                  Potential Realizable Value
                                                        Options                                 at Assumed Annual Rates
                                      Number of        Granted to                              of Stock Price Appreciation
                                     Securities       Employees in    Exercise                       for Option Term
                                     Underlying        Fiscal Year      Price     Expiration   ---------------------------
Name                              Options Granted        2002          ($/Sh)        Date           5%              10%
----                              ---------------     ------------    --------    ----------   ----------        ---------
Hugh Miller .......................    50,000           31.2%          $1.00       02/27/09      $19,604          $65,641
Hugh Miller .......................    50,000           (a)             1.50       02/27/09            0           15,641
Hugh Miller .......................    50,000           (a)             2.00       02/27/09            0                0
Hugh Miller .......................    50,000           (a)             2.50       02/27/09            0                0
Hugh Miller .......................    50,000           (a)             3.00       02/27/09            0                0
Richard Blass .....................   100,000         12.5%             0.85       02/27/09       34,604           80,641
Franklin E. Pellegrin, Jr .........     3,000          0.4%             1.99       09/14/09        2,430            5,664

--------
(a) Hugh Miller was granted a total of 250,000 options, which in the aggregate comprises 31.2% of the total options granted in 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   There were no options exercised by any of the executive officers of the Company named in the Summary Compensation Table during 2002. No stock appreciation rights ("SARs") have ever been granted by the Company to executive officers.

                                                                Number of Securities                Value of Unexercised
                                                               Underlying Unexercised               In-The-Money Options
                                 Shares                      Options at Fiscal Year End(#)          at Fiscal Year End($)
                               Acquired on     Value       --------------------------------    --------------------------------
Name                           Exercise(#)   Realized($)   Exercisable(#)  Unexercisable(#)    Exercisable($)  Unexercisable($)
----                           -----------   -----------   --------------  ----------------    --------------  ----------------
Hugh Miller .....................    0             0           50,000           450,000           $30,000          $132,500
Richard Blass ...................    0             0          110,000           340,000            30,000           145,000
Randall F. Michaels .............    0             0           20,000            80,000            12,000            48,000
Marc E. Miller ..................    0             0           20,000            80,000            12,000            48,000
Lee Miller ......................    0             0           20,000            80,000            12,000            48,000

Employment Agreements

   The Chief Executive Officer and all Executive Vice Presidents have an employment agreement with the
Company, as follows:

Name                                  Position                                  Date of Agreement              Term
----                                  --------                                  -----------------              ----
Sidney A. Miller                      Chairman                                  September 12, 2002             3 years
Hugh Miller                           President and CEO                         February 27, 2002              5 years
Richard Blass                         Executive VP, CFO and Treasurer           February 27, 2002              3 years
Randall F. Michaels                   Executive VP                              September 24, 2001             2 years

   Under the terms of the respective employment agreements, the Company pays Sidney A. Miller a minimum base salary of $250,000, Hugh Miller a minimum base salary of $350,000 per year, Richard Blass a minimum base salary of $300,000 per year, and Randall F. Michaels a minimum base salary of $200,000 per year. Each of these officers is entitled to participate generally in the Company's employee benefit plans, including the Stock Option Plans, and is eligible to receive an incentive bonus. The cash bonuses available to each executive are made at the discretion of the Board of Directors and are based on subjective performance criteria as described above. Under the terms of his prior employment agreement, dated July 1, 1999, Mr. Blass was paid a sign up bonus of $400,0000 and minimum annual bonuses for each fiscal year ending December 31, 1999 and 2000 in the amount of $300,000 per year. In the event that Mr. Blass's employment with the Company is terminated either by the Company for "reasonable cause" (as described below), or by Mr. Blass other than for "good reason" (as described below) prior to July 1, 2003 (i.e., the end of the term of his prior employment agreement), Mr. Blass will be required to immediately reimburse the Company $150,000.

   Under the terms of their respective employment agreements, Messrs. Sidney Miller, Hugh Miller and Richard Blass also are granted benefits covering medical expenses not covered by insurance (up to $100,000 per year). Under the terms of his employment agreement, Mr. Hugh Miller was granted benefits covering life insurance of up to $1,000,000.

   If any of these four executive officers is terminated for "reasonable cause," which definition generally includes termination by the Company due to the executive's willful failure to perform his duties under the employment agreement, the executive's personal dishonesty, or the executive's breach of his fiduciary duties or the terms of the employment agreement to which he is a party, then the Company is obligated to pay the terminated executive only his base salary up to the date of his "for cause" termination.

   If the employment of any of Messrs. Sidney Miller, Hugh Miller or Richard Blass is terminated by the Company without cause, or by them for "good reason" (which generally includes resignation due to a material breach by the Company of his employment agreement, a material change in the executive's duties or responsibilities, a reduction in the executive's base salary as then in effect or a relocation or actual change in the executive's place of employment outside of Long Island, NY), the Company is obligated to pay such executive officer as severance an amount equal to the product of (1) the lesser of (A) the remaining Term in years plus 1, multiplied by 100% or (B) 299%, multiplied by (2) the last five years' average annual compensation as calculated in accordance with Section 280G of the Code. If the employment of Mr. Michaels is terminated by the Company without cause, the Company is obligated to pay such executive officer as severance an amount equal to the sum of (i) the lesser of six month's salary and the total salary due over the remaining term of Mr. Michaels agreement and (ii) six times the average commissions per month earned by Mr. Michaels pursuant to his agreement. If, at the expiration of the initial term of Mr. Hugh Miller's employment agreement, the Company does not extend the agreement for at least one year under fair and reasonable terms, then (unless waived by Mr. Miller), the Company is obligated to pay Mr. Miller severance equal to the sum of his annual salary at the rate in effect at the termination and the average of his annual bonuses over the last five years.

   If, upon a change of control, Messrs. Sidney Miller, Hugh Miller and/or Richard Blass is terminated or resigns for "good reason" within 24 months of such change of control, the Company is obligated to pay Messrs. Sidney Miller, Hugh Miller and/or Richard Blass as severance and in lieu of any further compensation an amount equal to the product of (1) 299%, multiplied by (2) the last five years' average annual compensation as calculated in accordance with
Section 280G of the Code.

                          REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee of the Board of Directors is composed of two independent directors, each of whom is independent under the independence and experience requirements of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Company's Board of Directors and reviewed and reassessed at least annually with the Board (a copy of which, as amended, is attached as Appendix A to this Proxy Statement). Following such review and reassessment, the Board of Directors amended the Charter from last year to provide for, among other things, the following:

   o Empowering the Audit Committee with sole authority to engage, terminate, evaluate the performance and approve audit and non-audit services of the independent auditors;

   o Establishing procedures in accordance with applicable law for the receipt, retention and treatment of complaints (including establishing a means for confidential submissions) regarding accounting, internal controls or auditing matters; and

   o Establishing the qualifications necessary for each member's inclusion on the Audit Committee in accordance with applicable law.

   Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee periodically met with management, the internal auditor and the independent auditors.

   In connection with these responsibilities, the Audit Committee met with management and KPMG LLP ("KPMG"), the independent auditing firm for the Company, to review and discuss the December 31, 2002 consolidated financial statements. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement of Auditing Standards No. 90 "Audit Committee Communications".

   The Audit Committee also has received the written disclosures and the letter from our independent accountants, KPMG, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with KPMG that firm's independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

   Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                        THE AUDIT COMMITTEE

                                        Martin D. Payson, Chairman
                                        Arnold B. Pollard

Performance Graph

   Set forth below is a graph comparing the five year cumulative total stockholder returns (assuming reinvestment of dividends) of the Company to Standard & Poor's 600 SmallCap Composite Stock Index ("S&P SmallCap 600"), the Standard & Poor's 500 Composite Index ("S&P 500") and certain peer group/comparable companies ("Peer Group Companies").* The graph assumes $100 invested on December 31, 1997 in the Company, the S&P SmallCap 600 Index, the S&P 500 Index and the Peer Group Companies.



       COMPARISON OF FIVE YEAR RETURN AMONG DELTA FINANCIAL CORPORATION,
         S&P SMALLCAP 600 INDEX, S&P 500 INDEX AND PEER GROUP COMPANIES

                                    [GRAPH]

                                   TOTAL SHAREHOLDER RETURN

DOLLARS
                                          Years Ending
                                 Dec97        Dec98       Dec99       Dec00       Dec01        Dec02
-----------------------------------------------------------------------------------------------------
DELTA FINANCIAL CORPORATION     100.00        44.39       30.84        2.34         6.43        8.22
S&P SMALLCAP 600 INDEX          100.00        98.69      110.94      124.04       133.27      112.66
S&P 500 INDEX                   100.00       128.58      155.64      141.47       126.06       96.60
PEER GROUP                      100.00        47.21       56.66      106.59        96.38      100.77

------
   * Peer Group Companies, which were selected based primarily upon SIC number, market value and type of business, include the following comparable companies:
Aames Financial Corp., American Business Financial Services Inc., HomeGold Financial, Inc., IndyMac Bancorp, Inc., New Century Financial Corp., Novastar Financial Inc. and Saxon Capital Inc.

Related Party Transactions

   Up to and including 2002, the Company used to pay the annual premium on a $25 million split-dollar life insurance policy for Sidney A. Miller. The beneficiaries on the policy are certain members of the Miller family; however, in the event of Sidney A. Miller's demise, before any other payments are made the Company would have first been reimbursed out of the proceeds of the policy for the lesser of the cash value or all premiums it had paid during the term of the policy. In 2002, the Company ceased paying premiums on this policy, was removed from the policy and was reimbursed for all premiums it paid over the life of the policy.

Section  16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                 PROPOSAL NO. 2
                          RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

   The Audit Committee of the Board of Directors has selected the firm of KPMG LLP as the Company's independent auditors for the year ending December 31, 2003. KPMG has served as the Company's independent auditors since 1989. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof. In the event of a negative vote on such ratification, the Audit Committee of the Board of Directors will reconsider its selection.

   Representatives of KPMG are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Disclosure of Auditor Fees

   The following is a description of the fees billed to the Company by KPMG during the year ended December 31, 2002:

   o Audit Fees: The aggregate fees billed by KPMG for professional services rendered predominately for the audit of the Company's annual financial statements and associated services were $230,300;

   o Audit-Related Fees: The aggregate fees billed by KPMG for professional services related to the performance and/or review of the Company's financial statements and not described above under "Audit Fees" were $182,250. These audit-related services included services rendered in connection with each of the Company's four securitization transactions completed in 2002.

   o Tax Fees: The aggregate fees billed by KPMG for professional services rendered for tax compliance, the preparation of REMIC Pass-Through Certificates tax returns for each of the Company's outstanding securitizations and other tax-related matters were $220,058;

   o All Other Fees: The Company did not engage KPMG to provide professional services other than those described above during the year ended December 31, 2002.

   The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG.

   THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF KPMG LLP AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2003.

                                 OTHER BUSINESS

   As of the date of this Proxy Statement, the only business that the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                              STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company on or prior to December 12, 2003 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with the 2004 Annual Meeting.

                                OTHER INFORMATION

   The costs of solicitation of proxies will be borne by the Company. Directors, officers and other employees of the Company may solicit proxies in person or by telephone, without additional compensation thereof, other than reimbursement of out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

                                        By Order of the Board of Directors,
                                        Marc E. Miller
                                        Secretary

Woodbury, New York
April 18, 2003

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED BY STOCKHOLDERS SOLICITED HEREBY WITHOUT COST UPON WRITTEN REQUEST SENT TO THE INVESTOR RELATIONS DEPARTMENT, DELTA FINANCIAL CORPORATION, 1000 WOODBURY ROAD, WOODBURY, NEW YORK 11797.

                                                                     APPENDIX A


                          DELTA FINANCIAL CORPORATION

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS



                                    CHARTER


Purpose of Committee

   The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Delta Financial Corporation (the "Company") to assist the Board with monitoring (1) the integrity of the Company's financial statements,
(2) the Company's compliance with legal and regulatory requirements, (3) the Company's independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors. The Committee shall prepare the report that the rules of the Securities and Exchange Commission require be included in the Company's annual proxy statement.

   The function of the Committee is oversight. It is not the Committee's responsibility to certify the Company's financial statements or to guarantee the report of the independent auditor. The Company's management is responsible for the (1) preparation, presentation and integrity of the Company's financial statements, (2) maintenance of appropriate accounting and financial reporting principles and policies, and (3) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures, except to the extent described below under "Performance Evaluations". Each member of the Committee shall be entitled to rely on (1) the integrity of those persons and organizations within and outside the Company from which it receives information and (2) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company's Board). In addition, the evaluation of the Company's financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditor, nor does the Committee's evaluation substitute for the responsibilities of the Company's management for preparing, or the independent auditor for auditing, the financial statements.

Committee Duties and Responsibilities

   The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

      2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements.

      3. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee is not required to discuss in advance each earnings press release or each instance in which the Company provides earnings guidance.

      4. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principals, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

      5. Review and discuss quarterly reports from the independent auditor on:

          (a)  all critical accounting policies and practices to be used;

          (b) analyses prepared by management and/or the independent auditor setting forth the effects of using alternative methods under generally accepted accounting principles ("GAAP") on the financial statements; and

          (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the independent auditor's activities or access to requested information, and any significant disagreements with management.

      7. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

      8. While it is the job of management to assess and manage the Company's exposure to risk, the Committee should discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

      9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certificate process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

     10. Have sole authority to retain and terminate the Company's independent auditors (subject, if applicable, to stockholder ratification).

     11. Shall pre-approve all audit services and all significant non-audit services to be performed for the Company by the independent auditor. The Committee need not pre-approve non-audit services that fall within the "De Minimis Exception" set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. In addition, the Committee may delegate authority to approve fees to one or more of its members in its discretion.

     12. At least annually, obtain and review a report from the independent auditor regarding:

          (a)  the independent auditor's internal quality-control procedures;

          (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

          (c) the independent auditors' independence, including describing all relationships between the independent auditor and the Company and all other matters.

          After reviewing the foregoing report(s) and the independent auditor's work throughout the year, the Committee shall evaluate the auditor's qualifications, performance and independence, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence and taking into account the opinions of management and internal auditors. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and the appropriateness of rotating the audit firm itself. The Committee shall present its conclusions with respect to the independent auditor to the full Board.

     13. Recommend to the Board policies, consistent with applicable law, for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

     14. Meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

     15. Review the appointment and replacement of the senior internal auditor.

     16. Review the significant reports to management prepared by the internal auditing department and management's responses.

     17. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and recommend any changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

     18. Obtain from the independent auditor assurance that Section 10A(b) has not been implicated.

     19. Establish procedures consistent with applicable law for (a) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     20. Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function), and with independent auditors.

     21. Report regularly to the Board. The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

     22. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     23. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

     24. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

Committee Membership

   The Committee shall consist of at least two members of the Board, each of whom is, in the business judgment of the Board, "independent" under
Section 10A(m)(3) of the Securities Exchange Act of 1934. Each member of the Committee shall be financially literate (or shall become so within a reasonable period of time after appointment to the Committee), and at least one member of the Committee shall have "accounting or related financial management expertise" and qualify as a "financial expert" as defined by the Securities and Exchange Commission, as such qualifications are interpreted by the Board in its business judgment. No Committee member may simultaneously serve on the audit committees of more than two other public companies, unless the Company's Board has determined that such service will not impair the effectiveness of the member's service on the Committee.

   The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

   The compensation to be paid by the Company to any Committee member must consist solely of director's fees; provided, however, that pension or other deferred compensation that is not contingent on future service to the Company will not be deemed to violate this requirement.

Committee Structure and Operations

   A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet in person or telephonically as often as it determines, but not less frequently than quarterly. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

Performance Evaluation

   The Committee shall review the adequacy of this charter and evaluate its performance hereunder at least annually and present such report to the full Board. Such report shall include any recommended changes to this charter. The Board shall also review and approve this charter at least annually.

Resources and Authority of the Committee

   In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company's management, books and records and the authority to retain outside counsel, accountants or other consultants in the Committee's sole discretion. The Committee may direct any officer of the Company, the independent auditor and/or the Company's internal audit staff to inquire into and report to the Committee on any matter.

   Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.




Adopted March 6, 2003


                                                                                                                  Please mark
                                                                                                                  your votes as
                                                                                                                  indicated in
                                                                                                                  this example   |X|

     1.   ELECTION OF DIRECTORS.         FOR the nominees                  WITHHOLD
                                      listed below (except as              AUTHORITY
                                       withheld in the space        to vote for the nominees
                                            provided)                     listed below
                                               |_|                            |_|



     NOMINEES: 01 Richard Blass,  02 Arnold B. Pollard

     The Board of Directors recommends a vote "FOR" the nominees.

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

     __________________________________________________________________________



                                                                                                            For   Against   Abstain

     2.   Ratification of KPMG LLP as the independent auditors of the corporation
          The Audit Committee of the Board of Directors recommends a vote "FOR"
          ratification of KPMG LLP                                                                          |_|     |_|       |_|

     3.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Please sign exactly as name appears hereon.
     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.
     If a partnership, please sign in partnership name by authorized person.

     Dated: ______________________________________, 2003


     ___________________________________________________
                        Signature(s)


     ___________________________________________________
                        Signature(s)

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
     USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

   Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

       Internet                              Telephone                               Mail
 http://www.eproxy.com/dfc                1-800-435-6710                      Mark, sign and date
 Use the Internet to                    Use any touch-tone                      your proxy card
 vote your proxy.                       telephone to vote                             and
 Have your proxy card                   your proxy. Have                       return it in the
 in hand when you                       your proxy card in                  enclosed postage-paid
 access the web site.           OR      hand when you call.        OR             envelope.
 You will be prompted                   You will be prompted
 to enter your                          to enter your control
 control number,                        number, located in the
 located in the box                     box below, and then
 below, to create and                   follow the directions
 submit an electronic                   given.
 ballot.


                       If you vote your proxy by Internet or by telephone,
                          you do NOT need to mail back your proxy card.

You can view the Annual Report on the internet at:
www.deltafinancial.com
(http://www.deltafinancial.com)

PROXY

                           DELTA FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Hugh Miller and Marc E. Miller, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Delta Financial Corporation that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 13, 2003 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

           (Continued, and to be marked and signed, on the other side)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


     If you plan to attend Delta Financial Corporation's annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card, or other proof of ownership, will be admitted to the meeting.


                          DELTA FINANCIAL CORPORATION


                         Annual Meeting of Stockholders


                            May 13, 2003, 9:00 a.m.
                               Huntington Hilton
                             598 Broad Hollow Road
                            Melville, New York 11747

                                                                                                                  Please mark
                                                                                                                  your votes as
                                                                                                                  indicated in
                                                                                                                  this example   |X|

     1.   ELECTION OF DIRECTORS.         FOR the nominees                  WITHHOLD
                                      listed below (except as              AUTHORITY
                                       withheld in the space        to vote for the nominees
                                            provided)                     listed below
                                               |_|                            |_|



     NOMINEES: 01 Richard Blass,  02 Arnold B. Pollard

     The Board of Directors recommends a vote "FOR" the nominees.

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

     __________________________________________________________________________



                                                                                                            For   Against   Abstain

     2.   Ratification of KPMG LLP as the independent auditors of the corporation
          The Audit Committee of the Board of Directors recommends a vote "FOR"
          ratification of KPMG LLP                                                                          |_|     |_|       |_|

     3.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Please sign exactly as name appears hereon.
     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.
     If a partnership, please sign in partnership name by authorized person.

     Dated: ______________________________________, 2003


     ___________________________________________________
                        Signature(s)


     ___________________________________________________
                        Signature(s)

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
     USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

   Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

       Internet                              Telephone                               Mail
 http://www.eproxy.com/dfc                1-800-435-6710                      Mark, sign and date
 Use the Internet to                    Use any touch-tone                      your proxy card
 vote your proxy.                       telephone to vote                             and
 Have your proxy card                   your proxy. Have                       return it in the
 in hand when you                       your proxy card in                  enclosed postage-paid
 access the web site.           OR      hand when you call.        OR             envelope.
 You will be prompted                   You will be prompted
 to enter your                          to enter your control
 control number,                        number, located in the
 located in the box                     box below, and then
 below, to create and                   follow the directions
 submit an electronic                   given.
 ballot.


                       If you vote your proxy by Internet or by telephone,
                          you do NOT need to mail back your proxy card.

You can view the Annual Report on the internet at:
www.deltafinancial.com
(http://www.deltafinancial.com)

PROXY

                DELTA FINANCIAL CORP. 401(k) PROFIT SHARING PLAN
                        CONFIDENTIAL VOTING INSTRUCTIONS
           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              Annual Meeting of Stockholders, Tuesday May 13, 2003



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby instructs the Trustee of the Delta-Funding Corp. 401(k) Profit Sharing Plan (the "Plan") to vote all shares of Common Stock of Delta Financial Corporation allocated to the undersigned's account under the Plan at the Annual Meeting of Stockholders of said Corporation to be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York 11747 on May 13, 2003, at 9:00 a.m. (local time) or any adjournment thereof. In accordance with the following instructions on the reverse side (or, if no instructions are given, "FOR" the nominees in Proposal No. 1 and "FOR" Proposal No. 2).

                           (Continued on reverse side)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o


     If you plan to attend Delta Financial Corporation's annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card, or other proof of ownership, will be admitted to the meeting.


                          DELTA FINANCIAL CORPORATION


                         Annual Meeting of Stockholders


                            May 13, 2003, 9:00 a.m.
                               Huntington Hilton
                             598 Broad Hollow Road
                            Melville, New York 11747